SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Check the appropriate box:

/X/  Preliminary information statement     /_/  Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14c-5(d)(2))

/_/  Definitive information statement

                          ALTRIMEGA HEALTH CORPORATION
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/_/  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/_/  Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                        PRELIMINARY INFORMATION STATEMENT
                            DATED: SEPTEMBER 18, 2002

                          ALTRIMEGA HEALTH CORPORATION
                                5600 BELL STREET
                                    SUITE 111
                              AMARILLO, TEXAS 79106
                                 (806) 352-9599

                              INFORMATION STATEMENT


      This information statement (the "Information Statement") is furnished to the shareholders of Altrimega Health Corporation, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company.

      The  corporate  actions  involve  two  (2)  proposals   (individually,   a
"Proposal" and, collectively, the "Proposals") providing for the following amendments to the Company's Articles of Incorporation to:

      1. Change the name of the Company to Creative Holdings & Marketing Corporation, or some derivation thereof as the Board of Directors may determine; and

      2. Increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 800,000,000 shares.

      ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 18, 2002 (THE "RECORD DATE") WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSALS. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 45,520,000 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WERE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

                       BY ORDER OF THE BOARD OF DIRECTORS

                            JOHN W. GANDY, PRESIDENT

Amarillo, Texas

September 19, 2002



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

                                TABLE OF CONTENTS
                                -----------------

                                                                        PAGE NO.
                                                                        --------

ABOUT THE INFORMATION STATEMENT..............................................1

            WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?................1

            WHO WAS ENTITLED TO VOTE?........................................1

            WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS?...............1

            WHAT VOTE WAS REQUIRED TO APPROVE EACH ITEM?.....................2

STOCK OWNERSHIP..............................................................2

            BENEFICIAL OWNERS................................................2

            DIRECTORS AND EXECUTIVE OFFICERS.................................2

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........3

PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION......................4

            RECOMMENDATION OF THE BOARD OF DIRECTORS.........................4

PROPOSAL 3 - AMENDMENT TO THE ARTICLES OF INCORPORATION......................5

            RECOMMENDATION OF THE BOARD OF DIRECTORS.........................5

            DESCRIPTION OF CAPITAL STOCK.....................................6

                   COMMON STOCK..............................................6

                   PREFERRED STOCK...........................................6

            INDEPENDENT ACCOUNTANTS..........................................6

            ADDITIONAL INFORMATION...........................................6



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

                          ALTRIMEGA HEALTH CORPORATION
                           5600 BELL STREET, SUITE 111
                              AMARILLO, TEXAS 79106


                              ---------------------


                              INFORMATION STATEMENT
                               SEPTEMBER 19, 2002


                            -------------------------


       This information statement contains information related to certain corporate actions of Altrimega Health Corporation, a Nevada Corporation (the "Company").

                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

       A majority of the Company's shareholders have acted upon certain corporate matters outlined in this information statement, consisting of (1) the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 800,000,000 shares and (2) the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company from Altrimega Health Corporation to Creative Holdings & Marketing Corporation.

WHO WAS ENTITLED TO VOTE?

      Each outstanding share of common stock as of record on the close of business on the record date, September 18, 2002, was entitled to one vote on each matter to be voted upon; however, members of management and principal shareholders of the Company collectively held in excess of fifty percent (50%) of the Company's 45,520,000 issued and outstanding shares of common stock and have voted in favor of such proposals.

WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

      The Board of Directors' recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

          o FOR the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company from Altrimega Health Corporation to Creative Holdings & Marketing Corporation (see page 4).

          o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 800,000,000 shares (see page 5).


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
WHAT VOTE WAS REQUIRED TO APPROVE EACH ITEM?

       CORPORATE NAME CHANGE. For the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company from Altrimega Health Corporation to Creative Holdings & Marketing Corporation, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 22,760,001 was required for approval.

      INCREASE IN AUTHORIZED SHARES. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 800,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 22,760,001 was required for approval.


                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

      The following table shows persons (other than directors and executive officers) who own beneficially more than five percent (5%) of the Company's common stock as of September 18, 2002.

                                                SHARES
                                          BENEFICIALLY          PERCENT
         NAME AND ADDRESS                     OWNED(1)      OF CLASS(1)
         --------------------------       ------------      -----------
         Rio Investments Group, LLC         6,200,0000            13.6%

         Quickstep, LLC                      5,004,000            11.0%

         Great West LLC                      5,004,000            11.0%


DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the amount of common stock of the Company beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of September 18, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of September 18, 2002, the Company had 45,520,000 shares of common stock outstanding.

                                                SHARES
                                          BENEFICIALLY          PERCENT
         NAME AND ADDRESS                     OWNED(1)      OF CLASS(1)
         --------------------------       ------------      -----------
         John W. Gandy                       2,661,601            5.9%

         All Officers and Directors          2,661,601            5.9%
         as a Group(2)

-----------------------

* Indicates that the ownership percent is less than one percent (1%).

(1) Applicable percentage of ownership is based on 45,520,000 shares of common stock outstanding as of September 18, 2002, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 18, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of our Company.


(2)   One (1) person.

       On August 15, 2002, the Company entered into a definitive Merger Agreement among the Company, Altrimega Acquisition Co., a Nevada corporation and a wholly-owned subsidiary of the Company, Creative Holdings, Inc., a South Carolina corporation, and the shareholders of Creative Holdings. Pursuant to the Merger Agreement, Creative Holdings will be merged with and into Acquisition Co., which will be the surviving corporation and continue its corporate existence under the laws of the State of Nevada as a wholly-owned subsidiary of the Company. In consideration of the merger, the Company will issue a total of 320,000,000 shares of common stock of the Company to the shareholders to Creative Holdings in exchange for all of the common stock of Creative Holdings. On September 17, 2002, the Board of Directors authorized the issuance of 20,000,000 shares of common stock of the Company to Creative Holdings. As of September 18, 2002, the record date, the former shareholders of Creative Holdings owned approximately 43.8% of the issued and outstanding common stock of the Company. Upon consummation of the merger and the approval by a majority of the outstanding shares of capital stock authorizing an amendment to the Company's Articles of Incorporation increasing the authorized common stock of Altrimega to 800,000,000, the remaining 300,000,000 shares of common stock of the Company will be issued and delivered to the shareholders.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      We are aware of the following instances since January 1, 1999, when an executive officer, director or owner of more than ten percent (10%) of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934:

      o Rio Investment Group, LLC. failed to timely file a Form 3 in connection with its purchase of 13,200,000 shares of common stock.

             PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION

      Our Company's Board of Directors proposed an amendment to our Company's Articles of Incorporation to change our Company's name from Altrimega Health Corporation to Creative Holdings & Marketing Corporation.

       The amendment to our Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the first paragraph of Article I of the Articles of Incorporation shall be as follows:

            "The name of the  corporation  is  Creative  Holdings  &   Marketing
            Corporation."

      Our Company's Board of Directors believes that it is desirable to have the Company change its name in light of our recent merger agreement with Creative Holdings, Inc. and change in our business focus to the real estate industry. On August 15, 2002, the Company entered into a definitive Merger Agreement among the Company, Altrimega Acquisition Co., Creative Holdings, Inc. and the shareholders of Creative Holdings, Inc. Pursuant to the Merger Agreement, Creative Holdings, Inc. was merged with and into Altrimega Acquisition Co., which is the surviving corporation and will continue its corporate existence under the laws of Nevada as a wholly-owned subsidiary of the Company. Upon consummation of the merger, the Company's subsidiary has a right to purchase a 49% interest in a joint venture with respect to the development, construction, lease, sales and management of a portion of the residential and commercial property known as the Barefoot Resort and Golf Community in North Myrtle Beach, South Carolina.


RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors unanimously recommended a vote "FOR" the approval of an amendment to our Company's Articles of Incorporation to change the company name from Altrimega Health Corporation to Creative Holdings & Marketing Corporation.

             PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION

      Our Company's Board of Directors proposed an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 800,000,000 shares.

      The amendment to our Company's Articles of Incorporation provides for the authorization of 750,000,000 additional shares of our Company's common stock. Currently, 45,520,000 shares of our Company's common stock are issued and outstanding.

      The amendment to our Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the first paragraph of Article V1 of the Articles of Incorporation shall be as follows:

            "The maximum number of shares of stock which this Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of common stock having a par value of $0.001 per share, and Ten Million (10,000,000) shares of preferred stock having a par value of $0.001 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights with respect to the shares of each class are as follows:"

      Immediately upon authorization of 750,000,000 additional shares of our Company's common stock, the Company shall issue 300,000,000 shares of common stock to the shareholders of Creative Holdings, Inc. pursuant to the terms of the Merger  Agreement,  dated  August  15,  2002  among the  Company,  Altrimega
Acquisition Co., a wholly-owned subsidiary of the Company, Creative Holdings, Inc. and the shareholders of Creative Holdings, Inc. Pursuant to the Merger Agreement, Creative Holdings was merged with and into Altrimega Acquisition Co., which is the surviving corporation and will continue its corporate existence under the laws of the State of Nevada as a wholly-owned subsidiary of the Company. In consideration of the merger, the Company will issue a total of 320,000,000 shares of common stock of the Company to the shareholders of Creative Holdings, Inc. in exchange for all of the common stock of Creative Holdings, Inc. At closing, 20,000,000 shares of the Company were issued to the shareholders of Creative Holdings, Inc. Upon issuance of the remaining 300,000,000 shares of the Company's common stock to the shareholders of Creative Holdings, Inc., such shareholders will own approximately 92.6% of the Company's issued and outstanding common stock.

      Our Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock and authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Having such additional authorized shares of common stock available for issuance in the future should give our Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of our Company to our shareholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors unanimously recommended the approval of an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 800,000,000 shares.

DESCRIPTION OF CAPITAL STOCK

      The current authorized capital stock of our Company consists of 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 18, 2002, we had 45,520,000 shares of our common stock outstanding and no shares of our preferred stock outstanding. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Articles of Incorporation and our Bylaws, which were filed as exhibits to our registration statement for our initial public offering.


COMMON STOCK

      Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. Holders of our common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. In the event of liquidation, dissolution or winding up our Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.


PREFERRED STOCK


      ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

      The following provisions of the Articles of Incorporation and Bylaws of our Company could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. Such provisions may also have the effect of preventing changes in the management of our Company, and preventing shareholders from receiving a premium on their common stock.

      AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

      TRANSFER AGENT AND REGISTRAR. Interwest Transfer Company Inc. is the transfer agent and registrar of our common stock. Its address is 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117.


INDEPENDENT ACCOUNTANTS

      The firm of Andersen Andersen and Strong served as our Company's independent accountants for December 31, 2001 and 2000. The Company has not selected its independent accountants for the current year.


ADDITIONAL INFORMATION

      ADVANCE NOTICE PROCEDURES. Under our Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that our Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the discretion of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our Company's proxy statement.

      INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report, which is being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant's report.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ John W. Gandy

                                           John W. Gandy
                                           President

Amarillo,Texas
September 19, 2002



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